Exhibit 99.1

Trinity Place Holdings Inc. Announces Final Results of Rights Offering

NEW YORK, December 8, 2015 - Trinity Place Holdings Inc. (the “Company”) (OTC: TPHS) announced today the final results of its previously announced backstopped rights offering for 5,000,000 shares of common stock at a subscription price of $6.00 per share. An aggregate of 3,327,784 shares are being issued pursuant to the rights offering at an aggregate purchase price of $19,966,704, including shares to be issued to MFP Partners, L.P. (“MFP”) and Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund pursuant to the exercise of their respective basic subscription privileges, and an additional 1,672,216 shares are being issued to MFP pursuant to its standby purchase arrangement under its Investment Agreement with the Company, for a purchase price of $10,033,296. In connection with the Investment Agreement, the Standby Purchaser was granted a minimum $10,000,000 investment, exclusive of their basic subscription rights. Subsequent to the offering, MFP holds an 11.6% interest in the Company. The Company received gross proceeds of $30,000,000 from the rights offering and under the investment agreement. A total of 25,240,878 shares of common stock will be issued and outstanding once all new shares have been delivered.

“We are excited with the success of our rights offering and the broad range of investors who participated, inclusive of individual and institutional investors, and are pleased that we were able to accommodate all oversubscription requests.” Matt Messinger, chief executive officer, continued, “the proceeds from the offering will provide liquidity for working capital as we continue to strengthen our balance sheet and pursue investment opportunities both within and outside the existing portfolio. We thank MFP Partners, L.P. for their support in backstopping this offering as well as all our other shareholders who participated.”

The rights offering was made pursuant to a Registration Statement on Form S-3 that was filed with the Securities and Exchange Commission and became effective on November 4, 2015. For questions about the rights offering, contact D.F. King & Co., Inc., the information agent for the rights offering, at (866) 796-7180.

About Trinity Place Holdings Inc.

Trinity Place Holdings Inc., together with its wholly owned subsidiaries, is a real estate holding, investment and asset management company. The Company’s business is primarily to own, invest in, manage, develop and/or redevelop real estate assets and/or real estate related securities. Currently, the Company’s principal asset is a property located at 28-42 Trinity Place in Lower Manhattan, referred to as the Trinity Place Property, and one of Lower Manhattan’s premier development sites. The Company also owns a shopping center located in West Palm Beach, Florida and retail boxes in Westbury, New York and Paramus, New Jersey. The Company’s intellectual property includes rights related to the Filene's Basement trademarks. In addition, the Company also has approximately $213.0 million of Federal net operating losses. The Company is currently traded OTC under the symbol TPHS. Its current assets are the legacy of certain Syms Corp. and Filene’s Basement holdings as a result of those companies having emerged from Chapter 11 bankruptcy under a plan of reorganization in September 2012. More information on the Company can be found at www.trinityplaceholdings.com.

Forward Looking Statements

This release includes “forward-looking statements” which can be identified by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “expect,” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to the Company’s limited operating history; the Company’s ability to execute its business plan; risks associated with investments in owned and leased real estate generally; unanticipated difficulties which may arise with respect to the Company and the other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company disclaims any obligation to update the forward-looking statements.

Contacts

Trinity Place Holdings Inc.

Linda Flynn, 212-235-2191

Linda.Flynn@tphs.com